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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Integrated Measurement Systems, Inc.

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 23, 2001 included in the Integrated Measurement Systems, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                      Arthur Andersen LLP

                      /s/ Arthur Andersen LLP

Portland, Oregon
May 29, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS